Exhibit 99.1

OpGen Appoints Albert Weber as Chief Financial Officer

•        Albert Weber to join OpGen as OpGen’s CFO effective January 1, 2022 from U.S.-German molecular diagnostics company Epigenomics

•        Announces inducement grant of 210,000 stock options under NASDAQ Listing Rule 5635(c)(4)

ROCKVILLE, Md., November 4, 2021 (GLOBE NEWSWIRE) -- OpGen, Inc. (Nasdaq: OPGN, “OpGen” or the “Company”), a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease, today announced the appointment of Albert Weber as OpGen’s new Chief Financial Officer and Managing Director of OpGen’s subsidiary Curetis GmbH effective January 1, 2022.

Mr. Weber is a corporate finance executive who brings more than 30 years of professional experience in accounting, controlling and corporate finance roles. During the last 21 years, he served in several roles for Epigenomics AG, a molecular diagnostics company listed on the Frankfurt Stock Exchange, with operations in the United States and Germany. Since 2018, Mr. Weber served as Executive Officer and Executive Board member (Vorstand) and EVP Finance. Prior to that, he held roles of increasing responsibilities including VP and SVP of Finance, Accounting, and Controlling.

Prior to joining Epigenomics in 2000, Mr. Weber served as the Corporate Controller at Pironet AG, an IT company that he helped take public in the 2000. Following Epigenomics’ initial public offering in 2004 on the Frankfurt Stock Exchange (Ticker: ECX), Mr. Weber was instrumental in numerous equity and debt financing transactions for the company, including the listing of American depositary receipts in the United States. While at Epigenomics, he oversaw the operational and financial aspects of the commercial launches of molecular diagnostics products via direct sales teams in the U.S. and Europe as well as via partners in China and was instrumental in several strategic corporate transactions, including a public tender offer by Chinese investors for all of Epigenomics in 2017, valued at roughly $186 million at the time and the proposed transaction was fully supported by the company’s board.

Asked for his reasons for joining OpGen, Mr. Weber commented, “This is a really exciting time in the corporate development and evolution of OpGen. With the recent FDA clearance for the unique Acuitas AMR Gene Panel, already FDA-cleared Unyvero products, and further products in the pipeline that are expected to get approvals in the U.S. as well as China and other parts of the world, this a perfect time for me to bring my experience to the team. I am excited to work with the OpGen board and executive leadership in shaping the next phase of our growth story.”

Bill Rhodes, OpGen’s chairman, said, “We warmly welcome Albert to the executive team at OpGen and believe that he brings a unique blend of Trans-Atlantic CFO experience and expertise from the U.S. markets as well as Germany to OpGen. While we have our headquarters here in Maryland, two thirds of our global operations are in Germany and Austria. The ability to work across OpGen’s international operating businesses and platforms, and experience in working with a CEO based in the U.S. was a key factor in our decision to bring Albert to OpGen as our next CFO.”

Oliver Schacht, OpGen’s CEO added, “The entire OpGen leadership team is excited to have Albert join our team as there are few people in the molecular diagnostics industry that bring such a unique mix of corporate finance and hands-on operations experience in both the U.S. and in Europe. I know he will strengthen our team with complementary skills and unique deal making and execution expertise. Especially his deep experience in making strategic deals in China and leading those to fruition and potential strategic M&A opportunities in the last few years could turn into a great asset to OpGen moving forward.”

Mr. Weber will initially be based in Germany and work primarily out of the Company’s Curetis GmbH office in Holzgerlingen near Stuttgart, but expects to spend a significant amount of time at the U.S. headquarters in 2022 and beyond as he will oversee and manage the global finance teams in their entirety. Mr. Weber has a Masters in Business Administration (Diplom Kaufmann) from the University of Cologne.

Inducement Grant under NASDAQ Listing Rule 5635(c)(4)

In connection with the appointment of Mr. Weber, OpGen granted Mr. Weber an inducement grant of stock options to purchase an aggregate of 210,00 shares of OpGen’s common stock with a grant date of January 3, 2022. The equity award was granted pursuant to Nasdaq Listing Rule 5635(c)(4) inducement grant exception as a component of Mr. Weber’s employment compensation and was granted as an inducement material to his acceptance of employment with OpGen. The options will have an exercise price equal to the closing price of OpGen’s common stock as reported on Nasdaq on January 3, 2022, the first trading day after Mr. Weber’s start date. The option award will vest over a four-year period with 25% vesting on the first anniversary of the date of grant and in equal quarterly installments on each quarterly anniversary thereafter. The award is subject to Mr. Weber’s continued service with OpGen through the applicable vesting dates.

About OpGen, Inc.

OpGen, Inc. (Rockville, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with our subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s product portfolio includes Unyvero, Acuitas AMR Gene Panel and Acuitas® Lighthouse, and the ARES Technology Platform including ARESdb, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding the appointment of the Company’s CFO. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from our financings, the realization of expected benefits of our business combination transaction with Curetis GmbH, the success of our commercialization efforts, the impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by laws.

Contact:

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:
Maxwell Colbert
Edison Group
mcolbert@edisongroup.com